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                                                                   EXHIBIT 10.21

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                              EMPLOYMENT AGREEMENT

                                     between

                          ASSET ACCEPTANCE HOLDINGS LLC

                                       and

                               HEATHER K. REITZEL

                         ------------------------------

                         Dated as of September 30, 2002

                         ------------------------------

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                               TABLE OF CONTENTS

                                                        PAGE
                                                        ----
 1. Employment; Term.................................    1
 2. Position and Duties..............................    1
 3. Compensation; Benefits...........................    2
 4. Exclusivity......................................    3
 5. Reimbursement for Expenses.......................    3
 6. Termination......................................    3
 7. Confidentiality and Non Competition..............    6
 8. Deductions from Compensation.....................    9
 9. Termination Benefits.............................    9
10. Injunctive Relief................................   10
11. Extension of Restricted Periods..................   10
12. Successors; Binding Agreement....................   10
13. Waiver and Modification..........................   10
14. Severability.....................................   10
15. Submission to Jurisdiction; Venue................   11
16. WAIVER OF JURY TRIAL.............................   12
17. Blue Pencilling..................................   12
18. Notices..........................................   12
19. Captions and Paragraph Headings..................   13
20. Entire Agreement.................................   13
21. Counterparts.....................................   14
22. Acknowledgment and Independent Legal Advice......   14
23. Governing Law....................................   14

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                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT is made and entered into this 30th day of September, 2002, among ASSET ACCEPTANCE HOLDINGS LLC, a Delaware limited liability company (the "Company"), and HEATHER K. REITZEL (the "Executive").

                  The Company acquired (the "Acquisition") substantially all of the assets of AAC Holding Corp., a Nevada corporation and its subsidiaries and affiliated entities (the "AAC Operating Companies") pursuant to a certain Asset Contribution and Securities Purchase Agreement dated as of September 30, 2002, among the Company, AAC Holding Corp., Consumer Credit Corp., a Michigan corporation, the holders, directly or indirectly, of all the outstanding capital stock of the AAC Operating Companies, and AAC Investors, Inc., a Virginia corporation (the "Contribution Agreement"). The Executive has served the AAC Operating Companies (or their predecessors) continuously during the past 22 years as a principal executive officer. The Executive's services have constituted a material factor in the successful growth and development of the AAC Operating Companies. The Company desires to retain the unique experience, ability and services of the Executive and to prevent any other competitive business from securing her services and utilizing her experience, background and know-how.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. EMPLOYMENT; TERM. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth in this Agreement. The Executive's employment hereunder shall commence on the date hereof and shall end on the third (3rd) anniversary of the date hereof unless otherwise terminated or extended pursuant to the terms of this Agreement (the "Employment Period"). In the event the Executive continues to be employed after the expiration of the Employment Period or any extension (deemed or otherwise) thereof, and this Agreement is not terminated or renewed in writing, then her employment (and the Employment Period) shall be extended for a period of one year, and any other provisions of this Agreement, to the extent applicable, shall remain in full force and effect.

         2. POSITION AND DUTIES. Subject to the terms and conditions contained herein, the Executive shall serve as Executive Vice President of the Company and, in such capacity, shall provide such services and perform such functions, consistent with the nature of such position, as shall be determined from time to time by, or pursuant to authority of, the board of directors of the Company (the "Board of Directors") and such other reasonable duties as are from time to time agreed to between the Chairman of the Board of Directors and the Executive. The Executive shall have the authority set forth in the Authorization Limits set forth in Schedule 1 attached hereto as such Schedule shall be amended from time to time by the Board of Directors. The Executive shall observe all directives, rules, policies, regulations, customs and practices now or hereafter established by the Company for the conduct of its business to the extent the foregoing are not materially inconsistent with the terms of this Agreement. The Executive understands and agrees that she may be required to undertake normal business travel from time to time.

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         3.       COMPENSATION; BENEFITS.

                  (a) As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive an annual salary (the "Regular Base Salary") of $60,000 (less deductions required by law) payable in arrears in accordance with the Company's payroll policy as the same may be modified by the Company from time to time. So long as this Agreement is in effect, the Regular Base Salary shall be subject to annual review, but shall not be reduced below $60,000.

                  (b) The Executive shall be entitled to participate in the Company's Annual Incentive Compensation Plan for Key Management (the "Incentive Plan"), the terms and conditions of which, including the approval of Management's Annual EBITDA Forecast, will be determined by the Board of Directors from time to time, but shall be substantially in accordance with Schedule 2 hereto. Pursuant to such Plan, if Management's Annual EBITDA Forecast is achieved with respect to a fiscal year commencing with the fiscal year ending December 31, 2002, the Executive shall be entitled to receive in respect to such fiscal year an annual cash bonus (the "Bonus"), payable within thirty days after approval by the Board of Directors of the Company's audited financial statements following the end of such fiscal year. The terms and conditions of the Incentive Plan for the fiscal year ending December 31, 2002 are set forth in Schedule 2 hereto; provided that any Bonus payable for the fiscal year ending December 31, 2002, shall be pro rated as set forth in Schedule 2. Upon termination of employment, all rights to receive any Bonus for any period shall also terminate; provided, that if the Executive's employment is terminated during a fiscal year under the circumstances contemplated by Section 6(c) or 6(d) and Management's Annual EBITDA Forecast for such fiscal year is achieved, the Executive shall be entitled to receive the pro rata portion (based upon the number of days in such fiscal year that the Executive was employed by the Company) of the Bonus, if any, that would have been paid to the Executive pursuant to this Section 3(b) at the time such Bonus would have been paid had the Executive's employment not been terminated under the circumstances contemplated by Section 6(c) or 6(d).

                  (c) During the Employment Period, the Executive shall be entitled to receive such other benefits and conditions of employment, including, without limitation, participation in such group health, life, and disability plans provided by the Company (such benefits collectively, the "Welfare Benefits"), as are afforded from time to time hereafter to the other senior executives of the Company with similar position, tenure, salary and other qualifications as the Executive's; provided that such Welfare Benefits shall be substantially the same as those enjoyed by the Executive with the AAC Operating Companies prior to the date hereof as set forth in Schedule 3.22 to the Contribution Agreement. The Executive acknowledges and agrees that the Company does not guarantee the adoption of any particular employee benefit plan or program or other fringe benefit during the Employment Period, and participation by the Executive in any such plan or program shall be subject to the rules and regulations applicable thereto.

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                  (d)      During the Employment Period the Executive shall be
         entitled to six (6) weeks' paid vacation during each full calendar year to be scheduled at the mutual convenience of the Executive and the Company. Any vacation not taken during a calendar year shall be forfeited. For 2002, the Executive's six (6) weeks of paid vacation shall include paid vacation time taken in 2002 and prior to the date hereof.

                  (e) During the Employment Period the Company shall provide the Executive with a $500.00 per month allowance for an automobile for the Executive's business and personal use.

         4. EXCLUSIVITY. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote her full attention and time during normal business hours to the business and affairs of the Company and at all times use her best efforts to carry out such responsibilities faithfully and efficiently and to advance the business of the Company. During the Employment Period, the Executive will not be engaged in any other business activity which, in the reasonable judgment of the Board of Directors or its designee, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage. It shall not be considered a violation of the foregoing for the Executive to (i) serve on civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, including the Executive's involvement in Arco Iris and FMC of Brasil, two Brazilian entities, in a manner consistent with Rufus H. Reitzel, Jr.'s and Nathaniel F. Bradley IV's current involvement, so long as such activities do not compete with and are not provided to or for any entity that competes with or intends to compete with the Company or any of its subsidiaries and affiliates and do not interfere significantly with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

         5. REIMBURSEMENT FOR EXPENSES. Upon the presentation of itemized vouchers and receipts to the reasonable satisfaction of the Company, the Company shall reimburse the Executive for travel, meals, entertainment and other expenses reasonably incurred by the Executive in the performance of her duties under this Agreement in accordance with the Company's expense reimbursement policy as the same may be modified by the Company from time to time.

         6.       TERMINATION.

                  (a) The Company shall be entitled to terminate this Agreement and the employment relationship established hereby immediately for Cause by giving written notice of termination to the Executive of such termination in the event of the following:

                                    (i)      continual or deliberate neglect by
                  the Executive in the performance of her material duties under this Agreement;

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                                    (ii)     failure by the Executive to devote
                  substantially all of her working time to the business of the Company and its Subsidiaries in accordance with Section 4 hereof;

                                    (iii)    the Executive's willful failure to
                  follow the directives of the Board of Directors of the Company in any material respect; provided that such directives are not materially inconsistent with the terms of this Agreement;

                                    (iv)     the Executive's engaging willfully
                  in misconduct in connection with the performance of any of her duties hereunder which is reasonably likely to result, in the Board's good faith judgment, in material injury to the reputation of the Company or any of its Subsidiaries, including, without limitation, the misappropriation of funds;

                                    (v)      the Executive's breach of the
                  provisions of Section 7 or 8 of this Agreement or any other noncompetition, noninterference, nondisclosure, confidentiality or other similar agreement executed by the Executive with the Company or any of its Subsidiaries; or

                                    (vi)     the Executive's engaging in conduct
                  which is reasonably likely to result, in the Board's good faith judgment, in material injury to the reputation of the Company or any of its Subsidiaries, including, without limitation, commission of a felony, fraud, embezzlement or other crime involving moral turpitude;

         provided that with respect to the events set forth in clauses (i) through (iii), the Executive shall have been given written notice of the act, omission or event constituting Cause and shall not have cured such act, omission or event within 30 days after the giving of such notice.

                  After the effective date of termination under this Section 6(a), the Company shall not be obligated to make any further payments to the Executive under this Agreement, except for amounts due the Executive hereunder as of such effective date or amounts or benefits to which the Executive may be entitled under the terms of any employee benefit plan of the Company.

                  (b) In the event that the Executive resigns, other than upon Retirement or for Substantial Breach (as those terms are hereinafter defined), this Agreement and the employment relationship established hereby shall terminate immediately upon the receipt by the Company of notice of the Executive's resignation. After the effective date of termination under this Section 6(b), the Company shall not be obligated to make any further payments under this Agreement, except for amounts due the Executive hereunder as of such effective date or for amounts or benefits to which the Executive may be entitled under the terms of any employee benefit plan of the Company.

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                  (c)      In the event that the Executive dies, Retires (as
         hereinafter defined) or becomes Disabled (as hereinafter defined) during the term of this Agreement, this Agreement and the employment relationship established hereby shall terminate immediately upon the date on which the Executive dies, Retires or becomes Disabled, as the case may be. After the effective date of termination under this Section 6(c), the Company shall not be obligated to make any further payments under this Agreement, other than payment to the Executive or the Executive's heirs, devisees, executors, administrators, legal representatives or the trustee of a revocable trust of which the Executive is the grantor, as the case may be, of (i) all amounts due the Executive hereunder as of such effective date, including any amounts or benefits to which the Executive may be entitled under the terms of any employee benefit plan of the Company, as in effect on the effective date of such termination and (ii) the pro rata portion of the Bonus, if any, due to the Executive in accordance with Section 3(b). For purposes of this Section 6(c) "Retires" or "Retirement" shall mean the voluntary termination of employment by the Executive after the Executive attains age 65 and "Disabled" shall mean, as of any date, the inability of the Executive to perform her essential duties hereunder without reasonable accommodation for a period of six months as determined in the good faith judgment of the Board of Directors.

                  (d) In the event that (i) the Company elects to terminate the employment of the Executive prior to the expiration of the Employment Period (other than pursuant to paragraphs (a) through (c) of this Section 6), or (ii) the Executive resigns from her employment hereunder following a Substantial Breach, as defined in this Section 6(d) (such Substantial Breach having not been corrected by the Company within 30 days of receipt of written notice from the Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which is the reason for such resignation), then, in either such event, the Company shall continue to pay the Executive as provided in Section 9 hereof.

                  "Substantial Breach" shall mean any material breach by the Company of its obligations under this Agreement including without limitation, (i) the assignment of the Executive to a position or duties materially inconsistent with those normally assigned to a executive vice president who reports to the chief executive officer or president of a business enterprise comparable to the Company; (ii) a reduction in the Executive's Regular Base Salary below $60,000; (iii) a change in the location at which the Executive is required to perform her duties for the Company and its Subsidiaries which is outside a 50 mile radius of her principal residence in the United States; (iv) the failure by the Company to allow the Executive to participate in the Company's employee benefit plans or incentive compensation plans generally available from time to time to senior executives of the Company in comparable positions or (v) a Substantial Breach (as that term is defined in the Employment Agreement, dated the date hereof, between the Company and Rufus H. Reitzel, Jr.); provided, that the term "Substantial Breach" shall not include (X) an immaterial breach by the Company of any provisions of this

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         Agreement or (Y) a termination for Cause under paragraph (a) of this
         Section 6.

                  The date of termination of employment by the Company under this Section 6(d) (the "Section 6(d) Termination Date") shall, as the case may be, be the later of the date, if any, specified in a written notice of termination to the Executive or the date on which such notice is given to the Executive. The date of resignation under this Section 6(d) shall be 30 days after receipt by the Company of written notice of resignation; provided that the Substantial Breach specified in such notice shall not have been corrected by the Company during such 30-day period.

                  (e) Notwithstanding anything in this Section 6 to the contrary, but subject to the consequences set forth in this Section 6,
         (i) the Company may terminate the Executive's employment at any time with or without Cause, (ii) the Executive may terminate her employment at any time whether or not there has been a Substantial Breach and
         (iii) the Executive's rights in any employee benefit plans offered by the Company shall be governed by the rules of such plans as well as by applicable law.

                  (f) Notwithstanding anything in this Section 6 to the contrary, the provisions of Sections 7 and 8 shall survive termination of this Agreement.

         7. CONFIDENTIALITY AND NON COMPETITION. The Executive acknowledges that (i) the agreements and covenants contained herein are essential to protect the Company's business and assets and (ii) by virtue of her past and continued association with the AAC Operating Companies, the Executive had access to and has obtained and will continue to have access to and obtain such knowledge, know-how, proprietary information, training and experience, which is known only to the members, officers or managers of the AAC Operating Companies, or other employees, former employees, consultants, or others in a confidential relationship with the Company and its subsidiaries, and there is a substantial probability that such knowledge, know-how, proprietary information, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment.

                  (a)      COVENANT NOT TO COMPETE.

                  (i) The Executive agrees that, for the period commencing on the date of this Agreement and ending on the date which is the later of (A) one year after the termination of the Executive's employment and
         (B) the date the Company ceases making to the Executive the severance payments, if any, required to be made pursuant to Section 6 (the "Restricted Period"), the Executive shall not, in the Territory (hereinafter defined), directly or indirectly, either for himself or for, with or through any other Person, own, manage, operate, control, be employed by, participate in, loan money to or be connected in any manner with, or permit her name to be used by, any business which is engaged in the business of purchasing and collecting Charged Off Accounts and financing sales of consumer product retailers (a "Competitive Activity"); provided that (A) the Company may, at its option, extend the Restricted Period for up to one additional year by

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         continuing to pay to the Executive on the regular payment dates the
         Executive's regular installments of Regular Base Salary as in effect on the day immediately preceding the date of termination, (B) this Section 7(a) shall not prohibit including the Executive's involvement in Arco Iris and FMC of Brasil, two Brazilian entities, in a manner consistent with Rufus H. Reitzel, Jr.'s and Nathaniel F. Bradley IV's current involvement.

                  (ii) For purposes of this Agreement, the term "participate" includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, owner (other than by ownership of less than one (1) percent of the stock of a corporation that has a class of equity securities registered under the Securities Exchange Act of 1934 (a "Public Company")). Territory means North America, South America, Europe and Asia.

                  (b)      NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (i) The Executive shall not, whether during or after employment, disclose to any person or entity or use, any information not in the public domain, in any form, acquired by the Executive while she was employed or associated with the Company or the AAC Operating Companies or, if acquired following the termination of such association, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company, the AAC Operating Companies or their business (the "Confidential Information"). By way of illustration but not limitation, Confidential Information may include trade secrets, Charged Off Accounts supplier lists, collection methods, information regarding bulk purchases of Charged Off Accounts, employee compensation arrangements, business practices, plans, policies, secret inventions, processes and compilations of information, records and specifications, as well as information related to the management policies and plans for the Company or the AAC Operating Companies.

                  (ii) Notwithstanding the foregoing, the restrictions in subsection (b)(i) of this Section 7 are not applicable to the disclosure of use of Confidential Information in connection with the following: (A) in the course of faithfully performing the Executive's duties as an employee of the Company; (B) with the Company's express written consent; (C) to the extent that any such Confidential Information is in the public domain other than as a result of the Executive's breach of any of her obligations hereunder; or (D) where required to be disclosed by court order, subpoena or other governmental process. In the event that the Executive shall be required to make disclosure pursuant to the provisions of clause (D) of the preceding sentence, the Executive promptly (but in no event more than forty-eight
         (48) hours after learning of such subpoena, court order, or other governmental process) shall notify the Company in writing, by personal delivery or by facsimile, confirmed by mail or by certified mail, return receipt requested.

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                  (iii)    The Executive agrees and acknowledges that all of
         such Confidential Information, in any form, and copies and extracts thereof are and shall remain the sole and exclusive property of the Company, and the Executive shall on request return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with her association with the AAC Operating Companies or the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of such association.

                  (c) NO INTERFERENCE. During the Restricted Period, the Executive shall not, without the prior written approval of Investors, directly or indirectly through any other Person (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and its subsidiaries and any employee thereof, (ii) hire any Person who was an employee of the Company or any of its subsidiaries within twelve months after such Person's employment with the Company and its subsidiaries was terminated for any reason, (iii) induce or attempt to induce any supplier of Charged Off Accounts or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or its subsidiaries, or in any way interfere with the relationship between any such supplier or business relation and the Company and its subsidiaries or (iv) acquire Charged Off Accounts from any Person that was a seller of Charged Off Accounts to the Company or its subsidiaries during the twelve (12) month period immediately preceding the date of termination of the Restricted Period; provided that (A) the Company may, at its option, extend the Restricted Period for up to one additional year by continuing to pay to the Executive on the regular payment dates the Executive's regular installments of Regular Base Salary as in effect on the day immediately preceding the date of termination and (B) this Section 7(c) shall not prohibit including the Executive's involvement in Arco Iris and FMC of Brasil, two Brazilian entities, in a manner consistent with Rufus H. Reitzel, Jr.'s and Nathaniel F. Bradley IV's current involvement.

                  (d) INVENTIONS. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, or in whole or in part, during her employment (including employment prior to the date hereof) by the Company which are not generally known to the public or recognized as standard practice and which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary and (ii) arise (wholly or partly) from the efforts of the Executive during her employment with the Company (an "Invention"). The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to any such Inventions; and, whether during the Restricted Period or thereafter, the Executive shall execute and deliver to the Company such form of transfers and assignments and

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

         such other papers and documents as reasonably may be required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain a copyright thereon. The Company shall pay all costs incident to the execution and delivery of such transfers, assignments and other documents. Any invention by the Executive within six months following the termination of her employment hereunder shall be deemed to fall within the provisions of this Section 7(d) unless the Executive bears the burden of proof of showing that the Invention was first conceived and made following such termination.

         8. DEDUCTIONS FROM COMPENSATION. The Executive agrees that the Company shall be entitled to deduct and withhold from any compensation payable to the Executive hereunder (i) any taxes in respect of the Executive that the Company is required to deduct and withhold under federal, state or local law whether arising from compensation hereunder or otherwise and (ii) any other amounts lawfully due from the Executive as determined in good faith by the Company and/or the Board of Directors. In the event that the Executive is no longer employed by the Company at a time when the Company otherwise would be entitled to deduct and withhold any amount pursuant to the preceding sentence, the Executive shall remit such amount to the Company within five days after the receipt of notice from the Company specifying such amount or otherwise in accordance with the Executive's obligations with respect thereto.

         9. TERMINATION BENEFITS. If the Executive's employment with the Company is terminated pursuant to Section 6(d) hereof, the Executive shall be entitled to receive as her sole and exclusive remedy the termination benefits provided under this Section 9.

                  (a) COMPENSATION-REGULAR BASE SALARY AND BONUS. In lieu of notice, if any, required under applicable law which may be in force from time to time, for a period of two (2) years after the Section 6(d) Termination Date, (i) the Executive shall be paid periodically, according to the Company's payroll policy, her Regular Base Salary at the rate in effect on the Section 6(d) Termination Date and (ii) the Executive shall be paid the pro rata portion of the Bonus, if any, due to the Executive in accordance with Section 3(b) as if her employment had continued until the second anniversary of the Section 6(d) Termination Date; provided that the Company, in its sole discretion, may elect to pay the Executive's Regular Base Salary for up to one additional year for the purpose of extending the term of the Executive's covenants set forth in Sections 7(a) and 7(c). The Executive shall not be entitled to any further notice, severance pay, pay in lieu of notice or any compensation whatsoever, except any amounts owning under this Agreement. The Executive agrees that the foregoing notice is deemed conclusively to be reasonable notice of termination at common law and the Executive is not entitled to any additional notice or pay in lieu of notice or severance pay. The Executive acknowledges that the Company has drawn her attention to the provisions contained herein prior to executing this Agreement.

                  (b) WELFARE BENEFITS, ETC. The Company shall pay the costs necessary to continue the Executive's participation pursuant to COBRA for a period of 18 months

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         following the Section 6(d) Termination Date (including dependent coverage) in any life, disability, group health and dental benefit plans provided by the Company, in effect immediately prior to the
         Section 6(d) Termination Date, and thereafter the Company shall pay the cost of providing comparable benefits until the effective date of a Control Transfer or Initial Public Offering (as those terms are defined in the Company's Amended and Restated Limited Liability Company Agreement as it exists on the date hereof. Following the Section 6(d) Termination Date, the Company shall not be obligated to (i) provide business accident insurance covering the Executive and (ii) make contributions in respect of the Executive to any qualified retirement and pension plans or profit sharing plans.

         10. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required to specifically enforce any of the covenants in Section 7 hereof. The Executive hereby agrees and consents that such injunctive relief may be sought in any state or federal court of record in Cook County, Illinois, or in the state in which such violation may occur, or in any other court having jurisdiction, at the election of the Company.

         11. EXTENSION OF RESTRICTED PERIODS. In addition to the remedies the Company may seek and obtain pursuant to Section 10 of this Agreement, the restricted periods set forth therein shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 7 hereof.

         12. SUCCESSORS; BINDING AGREEMENT. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will, the laws of descent and distribution or the terms of a revocable trust of which the Executive is the grantor. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         13. WAIVER AND MODIFICATION. Any waiver, alteration or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided that any such waiver, alteration or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

         14. SEVERABILITY. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         15.      SUBMISSION TO JURISDICTION; VENUE.

                  (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF VIRGINIA OR THE STATE OF MICHIGAN OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA SITTING IN RICHMOND, VIRGINIA, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN SITTING IN DETROIT, MICHIGAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR HIMSELF, HERSELF OR ITSELF AND IN RESPECT OF HIS, HER OR ITS PROPERTY GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT HIS, HER OR ITS ADDRESS AS PROVIDED IN SECTION 18 HEREOF. NOTHING IN THIS PARAGRAPH (a) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS IN ANY OTHER JURISDICTION.

                  (b) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH HE, SHE OR IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 15 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF THE PARTIES TO THIS AGREEMENT AGREES THAT, AT THE TIME OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY, EACH OF

         THE PARTIES WILL EXECUTE SUCH INSTRUMENTS AND OTHER DOCUMENTS AS MAY BE NECESSARY TO CONSENT TO AND WAIVE ANY OBJECTION TO VENUE AND JURISDICTION IN THE COURTS IDENTIFIED IN SUBSECTIONS (a) AND (b) ABOVE.

         16. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         17. BLUE PENCILLING. In the event that, notwithstanding the first sentence of Section 14 hereof, any of the provisions of Section 7 relating to the geographic or temporal scope of the covenants contained therein or the nature of the business restricted thereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provision shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

         18. NOTICES. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service, (ii) transmitted by facsimile or
(iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

In the case of the Company:

                           Asset Acceptance Holdings LLC
                           6985 Miller Road
                           Warren, Michigan 48902
                           Attention: Nathaniel F. Bradley IV
                           Facsimile No.: 586-446-7832

         with copies to:

                           Quad-C Management, Inc.
                           230 East High Street
                           Charlottesville, Virginia 22902
                           Attention:  Anthony R. Ignaczak
                           Facsimile No.: 434-979-1145
         and to:

                           McGuireWoods LLP
                           One James Center
                           Richmond, Virginia 23219
                           Attention:  Leslie A. Grandis
                           Facsimile No.: 804-775-1061

In the case of the Executive:

                           Heather K. Reitzel
                           83 Shadow Lane
                           Lakeland, Florida 33813
                           Facsimile No.:  863-648-0166


         with a copy to:

                           Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan 48243
                           Attention: J. Michael Bernard, Esq.
                           Facsimile No.: 313-568-6832

Notice pursuant hereto shall be deemed given (i) if delivered personally, when so delivered, (ii) if given by facsimile, when transmitted to the facsimile number set forth above, when so transmitted if transmitted during normal business hours at the location to which it is transmitted or upon the opening of business on the next Business Day if transmitted other than during normal business hours at the location to which it is transmitted and (iii) if given by mail, on the third business day following the day on which it was posted.

         19. CAPTIONS AND PARAGRAPH HEADINGS. Captions and section headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

         20. ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive, and supersedes all prior agreements and understandings between the parties.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         22. ACKNOWLEDGMENT AND INDEPENDENT LEGAL ADVICE. The Executive acknowledges that she has read and understands this Agreement and that the Company has advised her that the foregoing alters and supersedes her common law rights. The Executive acknowledges that the Company has advised her to seek legal advice prior to executing this Agreement.

         23. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         ASSET ACCCEPTANCE HOLDINGS LLC

                                            By: /s/ Anthony R. Ignaczak
                                                -----------------------------
                                                Name: Anthony R. Ignaczak
                                                Title: Vice President

                                            /s/ Heather K. Reitzel
                                            ---------------------------------
                                            Heather K. Reitzel

                                    FORM OF
                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT


         This AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT ("Amendment No. 1"), dated as of January __, 2004, is made between ASSET ACCEPTANCE HOLDINGS LLC, a Delaware limited liability company (the Company") and HEATHER K. REITZEL (the "Executive").

                                    RECITALS

         1. Prior to the date hereof, the parties hereto entered into that certain Employment Agreement, dated September 30, 2002 (the "Employment Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement.

         2. The parties hereto desire to amend the Employment Agreement in the manner set forth below.

                                    AGREEMENT

         NOW THEREFORE, in consideration of these premises and subject to the terms and conditions contained herein and for other consideration provided herein, the parties agree as follows:

         A. Compensation; Benefits. Section 3 of the Employment Agreement is hereby amended by the addition of a new Section 3(f) to read as follows:

                  (f) After the Executive's retirement from the Company, the Company will arrange and pay for insurance coverage for the Executive, for her lifetime, with respect to any medical or hospitalization expenses incurred by her (to the extent such expenses are not eligible for coverage under Medicare, or any similar supplemental or successor government program), or in lieu thereof or combination therewith will reimburse the Executive for all such expenses incurred; provided, however, that such coverage and/or reimbursement may be comparable in scope to, and subject to a maximum lifetime dollar limit that is consistent with, the coverage provided under the Company's health insurance plan for active employees that provides the highest level of available benefits, as is in effect from time to time. To the extent that such coverage or reimbursement is deemed to be taxable to the Executive, the Company will pay to her such additional amount as is required to offset the amount of any tax which is payable with respect to both the coverage or reimbursement and the additional amount paid to offset the tax.

         B. Termination. Section 6(f) of the Employment Agreement is hereby amended and restated in its entirety as follows:

                  (f) Notwithstanding anything in this Section 6 to the contrary, the provisions of Sections 3(f), 7 and 8 shall survive termination of this Agreement.

         C. Miscellaneous.

                  (1) Effective Date. This Amendment No. 1 shall be effective as of the closing of the initial public offering described in the Registration Statement on Form S-1 (Registration No. 333-109987), as amended, filed with the Securities and Exchange Commission by Asset Acceptance Capital Corp.

                  (2) Continuation of Employment Agreement. Except as expressly modified or amended hereby, all of the terms and conditions of the Employment Agreement shall continue and remain in full force and effect.

                  (3) Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

                  (4) Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

                  (5) Cooperation. In case at any time after the date hereof any further action is necessary to carry out the purposes of this Amendment No. 1, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as the other party or parties reasonably may request, all at the sole cost and expense of the requesting party or parties.



                    [Signatures Appear on the Following Page]

         In WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the day and year first above written.



                               ASSET ACCEPTANCE HOLDINGS LLC



                               By:
                                  ----------------------------------
                                        Nathaniel F. Bradley IV,
                                        President and Chief Executive Officer



                               -------------------------------------
                               HEATHER K. REITZEL